Exhibit 99.2

© Copyright 2022 Aclaris Therapeutics, Inc. All rights reserved © Copyright 2022 Aclaris Therapeutics, Inc. All rights reserved November 8, 2022 EMPOWERING PATIENTS THROUGH KINOME INNOVATION Phase 1 Single Ascending Dose (SAD) Trial of ATI - 2138, an Investigational Oral Covalent ITK/TXK/JAK3 (ITJ) Inhibitor Preliminary Data

© Copyright 2022 Aclaris Therapeutics, Inc. All rights reserved Any statements contained in this presentation that do not describe historical facts may constitute forward - looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe ,” “expect,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on Aclaris' current beliefs and expectations. Thes e f orward - looking statements include expectations regarding ATI - 2138 as a potential treatment for T cell - mediated autoimmune diseases and the clin ical development of ATI - 2138. These statements involve risks and uncertainties that could cause actual results to differ materially f rom those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertaintie s i nherent in the conduct of clinical trials, Aclaris' reliance on third parties over which it may not always have full control, the uncertaint y r egarding the COVID - 19 pandemic including its impact on the timing of Aclaris’ regulatory and research and development activities, and other r isks and uncertainties that are described in the Risk Factors section of Aclaris’ Annual Report on Form 10 - K for the year ended December 31, 2021 and other filings Aclaris makes with the U.S. Securities and Exchange Commission from time to time. These documents are avail abl e under the “SEC Filings" page of the “Investors” section of Aclaris' website at http://www.aclaristx.com. Any forward - looking statement s speak only as of the date of this presentation and are based on information available to Aclaris as of the date of this presentation, an d A claris assumes no obligation to, and does not intend to, update any forward - looking statements, whether as a result of new information, future events or otherwise Cautionary Note Regarding Forward - Looking Statements 2

ATI-2138: Covalent ITK/TXK/JAK3 (ITJ) Inhibitor with Potential for Ulcerative Colitis and other T Cell-Mediated Diseases

Background

- ATI-2138 covalently blocks ITK/TXK/JAK3[1]
  - ➢ Potential for synergistic efficacy
    - ITK/TXK required for T cell receptor (TCR) signaling
    - JAK3 required for γc cytokines (IL-2/4/7/9/15/21)
  - ➢ PD effects persist after plasma clearance
- ATI-2138 is selective for T cell signaling[2,3]
  - ➢ Drugs like cyclosporine (CsA) inhibit calcineurin which is widely expressed
  - ➢ ATI-2138 targets unique kinases expressed only in immune cells
- ATI-2138 has the potential to treat T cell-mediated autoimmune diseases[4,5]

Status

- Phase 1 Single Ascending Dose Study successfully completed
- New IND submitted to Division of Gastroenterology in October 2022
- Pending FDA feedback, on track for start of Phase 1 Multiple Ascending Dose Study by end of 2022
- Phase 2a Proof of Concept study in Ulcerative Colitis under development

1. Data on file.
2. Graham RM. *Cleve Clin J Med.* 1994;61(4):308-313.
3. Siliciano JD, et al. *Proc Natl Acad Sci U S A.* 1992;89(23):11194–11198.
4. Robinson MF, et al. [published online ahead of print, 2020 May 18]. *Arthritis Rheumatol.* 2020.
5. Russell SM, et al. *Science.* 1995;270(5237):797-800.

© Copyright 2022 Aclaris Therapeutics, Inc. All rights reserved

3

© Copyright 2022 Aclaris Therapeutics, Inc. All rights reserved Study Design Eligibility • Healthy subjects age ranging from 18 to 55 years, inclusive at screening • Minimum weight of 50 kg • Body mass index of 18 to 32 kg/m 2 , inclusive N=64 8 Cohorts 6 Active/2 Control per arm Objectives Primary • To assess safety, tolerability and pharmacokinetics (PK) profile of ATI - 2138 following single oral doses of ATI - 2138 in healthy subjects Secondary • To assess the effect of food on the PK of ATI - 2138 following administration of a single oral dose of ATI - 2138 • To assess the effect of formulation (tablet versus capsule) on the PK of ATI - 2138 following administration of a single oral dose of ATI - 2138 • To explore the pharmacodynamic (PD) response to ATI - 2138 following single oral dose of ATI - 2138 4 Cohort No. Subjects Planned Dose 1 8 1 mg 2 8 3 mg 3 8 5 mg 4 8 15 mg 1 5 8 25 mg 2 6 8 50 mg 7 8 50 mg 3 8 8 80 mg 1. Cohort 4 (food effect; fasted versus fed) 2. Cohort 5 (formulation bridging; tablet versus capsule) 3. Cohort 7 (50 mg cohort repeated due to higher than expected variability in cohort 6)

© Copyright 2022 Aclaris Therapeutics, Inc. All rights reserved • Safety ‒ ATI - 2138 was generally well tolerated at all doses tested in the trial. No serious adverse events or severe adverse events were reported. The most common adverse events in subjects treated with ATI - 2138, headache (four subjects) and lightheadedness (two subjects), were mild and transient. • PK ‒ The PK data were linear, and absorption was linear. This shows that ATI - 2138 has a favorable PK profile up to 80 mg single dose. ‒ Terminal half - life ranged from 1.5 – 2.5 hours. ‒ No significant food effect at 15 mg (fasted versus fed) was observed. ‒ Similar PK was observed with the capsule versus tablet formulations at 25 mg. • PD ‒ Dose - dependent inhibition of both ITK and JAK3 exploratory PD biomarkers was observed. • Near complete inhibition of the dual ITK and JAK3 - stimulated IFN g protein production was observed at the 15 mg through 80 mg doses. Preliminary Data 5

© Copyright 2022 Aclaris Therapeutics, Inc. All rights reserved Simultaneous Stimulation of the ITK and JAK3 Pathways was Dose - Dependently Inhibited by ATI - 2138 6 Assesses modulation of both ITK and JAK3 via a CD3/IL - 15 - induced IFN g protein production Pharmacodynamic Dual Stimulation Assay